UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2017

ANDINA ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37628	47-5245051
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 West 57th Street, Suite 2223

New York, NY 10107

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 5.07 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in item 5.07 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 31, 2017, Andina Acquisition Corp. II (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which the Company has to consummate a business combination (the “Extension”) to February 1, 2018 (the “Extension Amendment”). Under Cayman Islands law, the amendment to the Charter took effect upon approval. Accordingly, the Company now has until February 1, 2018 to consummate its initial business combination.

The voting results for the approval of the Extension Amendment were as follows:

For	Against	Abstentions
4,405,845	87,200	0

Shareholders holding 727,300 shares issued in the Company’s initial public offering (the “IPO,” and such shares, the “public shares”) exercised their right to convert such public shares into a pro rata portion of the trust account established at the time of the IPO (the “trust account”). As a result, an aggregate of $7,425,733 (or $10.21 per share) will be removed from the trust account to pay such holders.

Because the Extension Amendment was approved, as indicated in the Company’s proxy statement relating to the Meeting, certain of the Company’s shareholders prior to the IPO will contribute to the Company as a loan $0.03 for each public share that was not converted for each month of the Extension that is utilized. The Company’s board of directors will have the sole discretion whether to continue extending for additional months until February 1, 2018 and if the board determines not to continue extending for additional months, the shareholders’ obligation to make additional loans will terminate. Accordingly, an aggregate of approximately $85,198 will be contributed to the Company and deposited in the trust account for each month that is utilized through February 1, 2018. The contributions will not bear interest and will be repayable by the Company to the lenders upon consummation of an initial business combination. If an initial business combination is not consummated by the required time period, the loans will be forgiven.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2017	ANDINA ACQUISITION CORP. II

	By:	/s/ Julio A. Torres
	Name:	Julio A. Torres
	Title:	Chief Executive Officer

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